Exhibit 99.1

United Therapeutics Corporation Announces Appointment of Victor Dzau to its Board of Directors

SILVER SPRING, Md. and DURHAM, N.C., July 23, 2026 — United Therapeutics Corporation (Nasdaq: UTHR), a public benefit corporation, announced today that the company’s Board of Directors appointed Victor Dzau, M.D., to its Board on July 22, 2026.

Dr. Dzau recently completed a 12-year tenure as President of the National Academy of Medicine (NAM) and formerly served as Chancellor for Health Affairs at Duke University, President and CEO of the Duke University Health System, and Chairman of Medicine at Harvard and Stanford Universities. His term with NAM expired at the end of June 2026, and in July 2026 he returned to Duke University as James B. Duke Distinguished Professor of Medicine, Chancellor Emeritus for Health Affairs, and Director of the Mandel Center. He also serves as Co-Chair of the G20 High-Level Independent Panel on Financing Pandemic Preparedness and Response.

He is recognized globally for a highly decorated career as a physician-scientist and leader. His research laid the foundation for lifesaving drugs known as ACE inhibitors. He pioneered gene therapy for vascular disease and is now studying cardiac regeneration.

“Dr. Dzau is a visionary healthcare leader, with a storied career both nationally and internationally. I am honored he has joined our Board, and believe he is uniquely capable of guiding United Therapeutics in our public benefit mission of developing transplantable organs and organ alternatives for patients suffering from many forms of end-stage organ failure,” said Martine Rothblatt, Ph.D., Chairperson and Chief Executive Officer of United Therapeutics.

“I have admired United Therapeutics’ mission and progress over its 30-year history, and am thrilled to join its Board of Directors at one of the company’s most exciting moments. I look forward to supporting United Therapeutics as it pursues groundbreaking treatments for rare diseases and the bold mission of pioneering biomedical and bioengineering breakthroughs to help address the severe shortage of transplantable organs,” said Dr. Dzau.

“I am excited to add Dr. Dzau’s voice to our boardroom, and look forward to benefiting from his deep knowledge, experience, and insights in our industry and the healthcare system as a whole,” said Christopher Causey, Chairperson of the Nominating and Governance Committee of United Therapeutics’ Board of Directors. “Dr. Dzau’s addition to our Board is the latest step in our concerted Board refreshment effort, as we work to provide oversight and support of a company working on transforming patient care.”

About United Therapeutics

Founded by CEO Martine Rothblatt to discover a cure for her daughter's life-threatening rare disease, pulmonary arterial hypertension, United Therapeutics transforms the treatment of rare diseases and pioneers alternatives to expand the supply of transplantable organs. From our innovative therapies to our groundbreaking manufactured organs, we are bold and unconventional. We move quickly from scientific theory to practical technologies that can save lives. As a public benefit corporation, even our legal structure reflects our commitments. We serve patients, act with integrity, create long-term shareholder value, and operate with sustainable practices that protect the future we are working to build. Visit us at www.unither.com and follow us on LinkedIn, Facebook, and Instagram.

Forward-Looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding our public benefit mission of developing transplantable organs and organ alternatives for patients suffering from many forms of end-stage organ failure, our ongoing Board refreshment efforts, the anticipated contributions of Dr. Dzau to our Board, our pursuit of groundbreaking treatments for rare diseases, our mission of pioneering biomedical and bioengineering breakthroughs to address the severe shortage of transplantable organs, our efforts to transform patient care, our goals of expanding the supply of transplantable organs, developing practical technologies that can save lives, creating long-term shareholder value, and operating with sustainable practices. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language, and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of July 23, 2026, and assume no obligation to update or revise the information contained in this press release whether because of new information, future events or any other reason.

For Further Information Contact:

Investor Inquiries

https://ir.unither.com/contact-ir

Media Inquiries

communications@unither.com